EXHIBIT 99.1

Cactus Commerce Bank

Contacts:	Edward Jamison –CEO	Jerry Ernst – CEO
	Larry Scott – COO	(623) 979-1999
(702) 878-0700

COMMUNITY BANCORP EXPANDS PRESENCE IN ARIZONA WITH THE SIGNING OF A

DEFINITIVE AGREEMENT TO ACQUIRE CACTUS COMMERCE BANK

Las Vegas, NV - (MARKET WIRE) - July 20, 2006 - Community Bancorp (Nasdaq:CBON) today announced the signing of a definitive agreement to purchase all of the outstanding common stock of Glendale, Arizona, based Cactus Commerce Bank for approximately $13.3 million in cash, or $256.59 per share. Cactus Commerce Bank, founded in November 2003, is a commercial bank with assets of approximately $43 million serving the greater Phoenix metropolitan area.

The acquisition has been approved by the Boards of Directors of each company and all of the shareholders of Cactus Commerce Bank have tendered their shares into an escrow pending close of the transaction. Upon consummation of the transaction, Cactus Commerce Bank will become a wholly owned subsidiary of Community Bancorp, which will then be a two bank holding company with banks operating in Nevada and Arizona. On a consolidated basis, and assuming the closing of Community Bancorp’s pending acquisition of Valley Bancorp in Las Vegas, Nevada, and Cactus Commerce Bank’s opening of its pending Fountain Hills branch, Community Bancorp will have approximately $1.4 billion in assets and 16 branches serving the growing communities of Clark and Nye Counties in Nevada, and Maricopa County in Arizona.

“This transaction enables us to expand our banking services into the growing Phoenix market. We currently have a loan production office in Phoenix and have originated approximately $36 million of loans in the market as of June 30, 2006. Cactus Commerce Bank has been successful in its short history in attracting and servicing high quality customers and will provide a strong foundation for us to continue to build our franchise in Arizona,” said Ed Jamison, Chairman, President and CEO of Community Bancorp.

This is the first acquisition for Community Bancorp outside of Nevada, and is consistent with the Company’s previously announced strategy to expand into other high growth markets in Arizona and California. The acquisition is intended to provide the foundation for Community Bancorp to grow a new franchise in Arizona. Maricopa County continues to exhibit strong growth in both population and economic development. According to the U.S. Census Bureau, Arizona continues to be one of the fastest growing states in the U.S., with Maricopa County experiencing a significant portion of that growth. During the 5-year period ended 2005 and the projected 5-year period ending 2010, Arizona’s population growth exceeded and is projected to exceed the growth of all states but Nevada. In addition, during the 5-year period ended 2005 and the projected 5-year period ending 2010, Arizona’s household income increased and is projected to increase more rapidly than all but one state.

“We are very pleased to be joining the Community Bancorp family,” commented Jerry Ernst, President and Chief Executive Officer of Cactus Commerce Bank. “We started Cactus Commerce Bank with the goal of serving our small-business customers better than any other bank in the state, and this transaction will enhance our ability to serve those customers by allowing us to increase our product offerings and our legal lending limit, and accelerate the implementation of our business plan.”

The acquisition is subject to the receipt of necessary regulatory approvals, and other customary closing conditions. The transaction is expected to be completed late in the third quarter or early in the fourth quarter of 2006.

About Community Bancorp

Community Bancorp is a bank holding company headquartered in Las Vegas, NV with $1.0 billion in assets as of June 30, 2006. Through its current 9 full service banking offices, it provides commercial banking services, including real estate, construction and commercial loans, to small and medium sized businesses. Community Bancorp recently announced its pending acquisition of Valley Bancorp, a $408 million Las Vegas based holding company whose banking subsidiary is Valley Bank. That acquisition is expected to be completed in the fourth quarter of 2006 and to be accretive to earnings in 2007. Upon the closing of the Valley and Cactus transactions, Community Bancorp will have approximately $1.4 billion in assets and 14 branches serving the growing communities of Clark and Nye Counties, Nevada, and 2 branch offices serving Maricopa County, Arizona.

About Cactus Commerce Bank

Cactus Commerce Bank was organized in November 2003 by Jerry Ernst, Marcus Faust, Ken Lehman and a board of directors comprising successful local business owners with deep local roots, all of whom are committed to building a bank that serves its small-business customers better than any other bank in the state. Cactus Commerce Bank has approximately $43 million of assets and operates from an office in Glendale, and a pending branch in Fountain Hills, Arizona.

Forward-Looking Statements

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, the economic condition of the Las Vegas and Maricopa County markets, net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. Additional information on theses and other factors that could affect financial results are included in our Securities and Exchange Commission filings.

When used in this release, the words or phrases such as “will likely result in”, “management expects that”, “will continue”, “is anticipated”, “estimate”, “projected”, or similar expressions, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp within PSLRA’s safe harbor provisions.

Securities Law Matters

This News Release may be deemed to be solicitation material in respect to the proposed transaction between Community Bancorp and Valley Bancorp pursuant to an Agreement to Merge and Plan of Reorganization, dated as of June 28, 2006 by and among Community Bancorp and Valley Bancorp. While this News Release relates primarily to the pending acquisition of Cactus Commerce Bank, because of the pending acquisition of Valley Bancorp the filing of this News Release is being made in connection with Rules 165, 425 and 14a-12 promulgated by the Securities and Exchange Commission (“SEC”).

In connection with the proposed acquisition of Valley Bancorp, Community Bancorp will file with the SEC a registration statement on SEC Form S-4. The registration statement will contain a joint proxy statement/prospectus which will describe the proposed transaction and its proposed terms and conditions. Shareholders of Community Bancorp and Valley Bancorp are encouraged to read the registration material and proxy statement/prospectus before making any voting or investment decisions because these documents will contain important information about the transaction. A definitive joint proxy statement will be sent to the shareholders of Community Bancorp and Valley Bancorp seeking required shareholder approvals of Community Bancorp’s acquisition of Valley Bancorp. A copy of the Agreement was filed with the SEC as an exhibit to Community Bancorp’s 8-K filed June 30, 2006, a separate filing from the Form S-4. The registration statement, the Form 8-K and all other documents filed with the SEC in connection with the transaction will be available for free when filed, both on SEC’s web-site (www.sec.gov) or by contacting Cathy Robinson, Executive Vice President and Chief Financial Officer, Community Bancorp, 400 South 4th Street, Las Vegas, Nevada 89101. Additionally, all forms filed with the SEC and additional shareholder information is available free of charge on Community’s web-site: www.communitybanknv.com. Community posts these reports to its web-site as soon as reasonably practicable after filing them with the SEC. None of the information on or hyper-linked from Community’s web-site is incorporated into this press release.

Contacts:

Edward Jamison

CEO

Larry Scott

COO

(702) 878-0700

Jerry Ernst

(623) 979-1999